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                                                                   Exhibit 10.12

                    AMENDED RESTRICTED STOCK AWARD AGREEMENT

     AMENDED RESTRICTED STOCK AWARD AGREEMENT is made and entered into by and between COLUMBIA BANKING SYSTEM, INC., a Washington corporation ("CBSI"), J. James Gallagher (the "Executive"), and COLUMBIA STATE BANK, as escrow agent (the "Escrow Agent"). This Amended Agreement, which amends, supercedes and replaces the Agreement which became effective on April 22, 1998, is effective as of July 1, 1998.

                                    Recitals
                                    --------

     1. On April 22, 1998, Board of Directors of CBSI approved the grant of a nonqualified stock option to purchase 25,000 shares of CBSI common stock (the"Option") and a Restricted Stock Award for 10,000 shares of CBSI common stock to the Executive. In December 1998, the Compensation Committee of the Board of Directors of CBSI amended the Option to change the date of the grant from April 22, 1998 to July 1, 1998, the actual date of Mr. Gallagher's employment with CBSI.

     2. In order to make the dates of the grant of Mr. Gallagher's Option and Restricted Stock Award consistent, on June 23, 1999, the Compensation Committee amended the Restricted Stock Award to provide for the grant and issuance of 15,000 shares (which reflects an adjustment to take into account the three-for-two stock split payable in May 1998) of CBSI common stock, effective as of July 1, 1998, to the Executive (the "Award").

     2. In consideration for the Executive's agreement to serve as a senior executive officer of CBSI and its subsidiary bank, Columbia State Bank ("Columbia Bank"), and as an incentive for Executive to continue to serve in this capacity in the future, CBSI grants the Award to Executive on the terms and conditions stated herein.

                              Terms and Conditions
                              --------------------

     1. Grant of Restricted Stock Award. In consideration of Executive's agreement to serve as a senior executive officer of CBSI and the Bank and to incent Executive to continue as a senior executive officer, CBSI hereby grants and issues to and in the name of the Executive as a Restricted Stock Award a total of Fifteen Thousand (15,000) shares of the no par value common stock of CBSI. (the "Shares"). The date of grant is July 1, 1998.

     2. Consideration of Issuance of Shares. In consideration for the issuance of the Shares, the Executive agrees to become Vice Chairman of CBSI and Columbia Bank effective July 1, 1998 and to remain as an executive officer of CBSI and/or Columbia Bank form July 1, 1998 through the period the Shares are subject to the escrow, as provided herein. Should the Executive fail, without the express approval of the Board of Directors or the Personnel and Compensation Committee (the "Committee"), to occupy and remain
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in such capacity, the Shares will be redelivered by the Escrow Agent to CBSI and will be cancelled. CBSI will have no other remedy for such a breach.

     3. Escrow. The certificate(s) evidencing the Shares shall be deposited in escrow immediately upon issuance by CBSI. Columbia Bank shall act as Escrow Agent and, as such, shall hold the Shares subject to delivery to the Executive or redelivery to CBSI in its corporate capacity, all in accordance with the terms of this Agreement. The Executive hereby grants an irrevocable power of attorney to the Escrow Agent to transfer and deliver the Shares and the stock certificate(s) evidencing the same in accordance with the terms and provisions of this Agreement and the Board of Directors or the Committee.

     4. Escrow Stock Not Transferable. No transfer, pledge or other disposition of the shares may be made by the Executive so long as they are held under and remain subject to the escrow.

     5. Term of Escrow. The Shares shall be subject to escrow until July 1, 2003 unless sooner terminated in accordance with the terms of this Agreement.

     6. Dividends and Voting Rights. During the period while the Shares are held in escrow, all dividends payable with respect to such Shares shall be paid by the Escrow Agent directly to the Executive and the Executive shall be entitled to exercise all voting rights with respect to such Shares, all in the same manner and to the full extent as though the Shares were held by the Executive free of the escrow.

     7. Release of Stock From Escrow. Shares held in escrow pursuant to this Agreement shall be released from such escrow by the delivery of the stock certificate(s) evidencing such Shares to the Executive (or, in the case of death or disability of the Executive, to the Executive's estate or legal guardian) at the earlier of:

          (a)  July 1, 2003;

          (b) The death or disability (as defined in Section 9 of this Agreement) of the Executive;

          (c) The determination by the Board of Directors or the Committee to authorize the re-lease of such Shares to the Executive upon the occurrence of any event the Board determines to warrant such release; or

          (d) The occurrence of a change in control, as defined in Section 10 of this Agreement.

     8. Termination of Service/Forfeiture of Shares. In the event of the termination of service as an active officer of CBSI and/or Columbia Bank during the period that the Shares are held in escrow (and the Shares are not then released pursuant to the provisions of this Section 7), such Shares shall be forfeited to CBSI and all rights of the Executive with respect thereto terminated, unless, in the case of termination by act of the Employer,

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the Board of Directors or the Committee, within thirty (30) days following such termination, authorizes release of such Shares to the Executive. Upon the expiration of such thirty (30) day period without action by the Board or Committee to release such Shares to the Executive, the Shares shall be deemed forfeited and the stock certificate(s) evidencing the same shall be redelivered to CBSI, whereupon they shall be cancelled and retired.

     9. Reliance by Escrow Agent. The Escrow Agent shall have no liability for action in reliance upon any instructions delivered to it and believed in good faith by it to be from the Board or the Committee.

     10. Disability. For purposes of this Agreement, the term "disability" shall mean a medically reimbursable physical or mental impairment that may be expected to result in death, or to be of long, continued duration, and that renders Executive incapable of performing the duties required for his/her position. The Board or Committee, acting in good faith, shall make the final determination of whether Executive is suffering under any disability as herein defined and, for purposes of making such determination, may require Executive to submit to a physical examination by a physician mutually agreed upon by the Executive and the Board or the Committee at CBSI's expense.

     11. Change in Control. For the purposes of this Agreement, the term "change in control" shall mean the occurrence of one or more of the following events:

     (a) One person or entity acquiring or otherwise becoming the owner of twenty-five percent or more of CBSI's outstanding common stock;

     (b) Replacement of a majority of the incumbent directors of CBSI or Columbia Bank by directors whose elections have not been supported by a majority of the Board of either company, as appropriate; or

     (c) Dissolution, or sale of fifty percent or more in value of the assets, of either CBSI or Columbia Bank.

     12. Binding Effect. This Agreement shall be binding upon and inure to the benefit of CBSI, in its corporate capacity, Columbia Bank, as Escrow Agent, the Executive, and their respective heirs, representatives, successors and assigns.

COLUMBIA BANKING SYSTEM, INC.           COLUMBIA STATE BANK

By: /s/ W. W. Philip                    By: /s/ W. W. Philip
   --------------------------              --------------------------
W. W. Philip, Chairman, President       W. W. Philip, Chairman,
and Chief Executive Officer             and Chief Executive Officer

/s/ J. James Gallagher
-----------------------------
J. James Gallagher
Executive

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